Exhibit 3.20

BYLAWS

OF

CAMPING WORLD INSURANCE SERVICES
OF NEVADA, INC.

a Nevada corporation

ARTICLE I. SHAREHOLDERS

Section 1.1                                      Annual Meetings. The annual meetings of the shareholders and Board of Directors shall be held on the fourth Tuesday in October; provided however, that should said day fall upon a legal holiday observed by the Corporation at its principal executive office, then any such annual meetings of shareholders and directors shall be held on the next day thereafter ensuing which is a full business day. At such meetings, directors and officers shall be elected and any other proper business may be transacted.

Section 1.2                                      Special Meetings. Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the President, or by the shareholders entitled to cast not less than 10 percent of the votes at such meeting. Special meetings may not be called by an other person or persons. Each special meeting shall be held on such date and at such time s is determined by the person or persons calling the meeting.

Section 1.3                                    Locations of Meetings. Each annual meeting or special meeting of shareholders shall be held at such place, within or without the State of Nevada, as may be determined by the board of directors, or if no determination is made, at such place as may be determined by the President, or by any other officer authorized by the Board or the President to make such determination.

Section 1.4                                    Notice. Written notice of each annual or special meeting of shareholders shall be given not less than 10 (or, if sent by third class mail, 30) nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall be given in writing to the shareholders entitled to vote by the Secretary, or an assistant secretary, or other persons charged with that duty, or if there be no such officer or in the case of his neglect or refusal, by any director or shareholder. Such notice shall state the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended at the time of the notice to be presented by the Board for election.

Notice of a shareholders’ meeting or any report shall be given either personally or by first class mail, or by other means of written communication, charges prepaid, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the applicable law, executed by the Secretary or assistant secretary, if any, shall be attached to the minutes of any such meeting. This affidavit shall be prima facie evidence of the giving of the notice or report. Notice of an annual meeting to be held at the time and place specified shall be sufficiently given if published at least once in each of four successive weeks in a newspaper of general circulation in the county in which the principal office of the company is located, and if so published no other notice of the meeting shall be required.

If any notice or report addressed to a shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

When a shareholders’ meeting is adjourned to another time or place, unless these bylaws otherwise require and except as provided by law, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 1.5                                      Waiver of Notice. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided for by law.

In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of the majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided above.

Section 1.6                                      Conduct of Meetings. Subject to the requirements of applicable law, each annual or special meeting of shareholders shall be conducted in accordance with such rules and procedures as the board of directors may determine and as to matters not governed by such rules and procedures; as the chairperson of the meeting shall determine. The chairperson of any annual or special meeting of shareholders shall be designated by the board of directors and, in the absence of any such designation, shall be the President. Shareholders may participate in any annual or special meeting of shareholders by means of a telephone conference call or similar method of communication by which all persons participating in the meeting can hear each other. Any such participation constitutes presence in person at the meeting.

Section 1.7                                      Quorum. The presence in person or by proxy of persons holding at least a majority of the shares entitled to vote at the meeting of stockholders shall constitute a quorum for the transaction of business.

Section 1.8                                      Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distributions or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date: (1) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (2) in the case of determination of shareholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the board of directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action of the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the board of directors is required by law, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 1.9.                                   Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. This shall be done by a written proxy executed by such shareholder and filed with the Secretary of the Corporation. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided by law or in these bylaws. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

Section 1.10.                             Inspectors of Election. In advance of any meeting of shareholders, the Board may appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or any person so appointed fails to appear or refuses to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons who replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shareholders represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of the proxies; receive votes, ballots, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE II. DIRECTORS

Section 2.1                                      Powers. Subject to limitations of the Articles of these Bylaws, and of Chapter 78 of the Nevada Revised Statutes (“Nevada Corporations Code”) relating to action required to be approved by the shareholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the

Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

(a)                                  To select and remove all the other officers, agents and employees of the Corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles or these Bylaws, fix their compensation, and require from them security for faithful service;

(b)                                 To conduct, manage, and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles or these Bylaws, as they may deem best;

(c)                                  To adopt, make, and use a corporate seal, and to alter the form of such seal from time to time as in their judgment they may deem best;

(d)                                 To authorize the issuance of and to designate par value, if any, of shares of stock of the Corporation and any options therefor from time to time, upon such terms and for such consideration as may be lawful and in accordance with these Bylaws;

Except as otherwise provided herein, shares issued as provided in this section or Section 4.4, Article IV, shall be declared and taken to be fully paid stock and not liable to any further call nor shall the holder thereof be liable for any further payment under the provisions of the Nevada Corporations Code. In the absence of fraud in the transaction, the judgment of the directors as to the value of the consideration for shares shall be conclusive.

(e)                                  To borrow money and incur indebtedness for the purposes of the Corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, securities convertible into other debt or equity securities, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefore.

Section 2.2                                      Qualifications and Number. Each director must be at least 18 years of age. A director need not be a shareholder of this corporation or a resident of the State of Nevada. The board of directors shall consist of one (1) member until such number is changed by an amendment of these bylaws duly adopted by the shareholders.

Section 2.3                                      Election and Term of Office. The directors shall be elected at each annual meeting of the shareholders but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

Section 2.4                                      Vacancies and Removal. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Vacancies on the Board, including those existing as a result of a removal of a director, may be filled by approval of the Board or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, whether or not less than a quorum, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Nevada law, or (3) by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, then both of the following shall be applicable: (1) any holder or holders of an aggregate of five percent or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders, or (2) the Superior Court of the proper county shall upon application of such shareholder or shareholders summarily order a special meeting of shareholders to be held to elect the entire board. The term of office of any director shall terminate upon such election of a successor.

A vacancy or vacancies in the Board shall be deemed to exist in case of death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the shareholders entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

Any or all of the directors may be removed without cause if such removal is approved by the outstanding shares, subject to the following: (a) No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected; and (b) when by the provisions of the Articles, the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Any reduction of the authorized number of directors does not remove any director prior to the expiration of the director’s term of office.

Section 2.5                                      Meetings.

(a)                                  Time and Location. Each meeting of the board of directors shall be held on such date and at such time and place within or without the State of Nevada as shall be fixed by the board of directors or the person calling the meeting.

(b)                                 Call. No call shall be required for regular meetings for which the time and place have been fixed by the board of directors. Special meetings may be called by or at the direction of the President or of a majority of the directors in office.

(c)                                  Notice. Notice need not be given for regular meetings for which the time and place have been fixed by the board of directors. Notice of the time, date and location of a special meeting shall be given by the person or persons calling the meeting at least 24 hours before the special meeting.

(d)                                 Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(e)                                  Quorum and Action. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. Except as otherwise provided by applicable law, or the Articles of Incorporation, the act of the directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the board of directors.

(f)                                    Telephonic Meetings. Unless otherwise restricted by the Articles of Incorporation, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors or committee by means of a telephone conference or similar method of communication by which all persons participating can hear each other. Participation in a meeting in accordance with this subsection constitutes presence in person at the meeting.

(g)                                 Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were present at the time of the adjournment.

Section 2.6                                      Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at a meeting of the board of directors, or of any committee designated by the board of directions, may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board of directors or of the committee, as the case may be. The written consent must be filed with the minutes of proceedings of the board of directors or committee, as the case may be.

Section 2.7                                      Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

Section 2.8                                      Duties of Directors. A director shall perform the duties of a director, including duties as a member of any committee of the Board upon which the director may serve, in good faith, in a manner such director believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

In performing the duties of a director, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a)                                  One or more officers or employees of the Corporation whom the director believes to be reliable and competent in the matters presented;

(b)                                 Counsel, independent accountants or other persons as to matters which the director believes to be within such person’s professional or expert competence; or

(c)                                  A committee of the Board upon which the director does not serve, as to matters within its designated authority, which committee the director believes to merit confidence, so long as, in any such case, the director acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause reliance to be unwarranted.

Section 2.9                                      Rights of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

Section 2.10                                Committees. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent members at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board or in the Bylaws, shall have all the authority of the Board, except with respect to:

(a)                                  The approval of any action for which the Nevada Corporations Code also requires shareholders’ approval or approval of the outstanding shares;

(b)                                 The filling of vacancies on the Board or on any committee;

(c)                                  The fixing of compensation of the directors for serving on the Board or on any committee;

(d)                                 The amendment or repeal of Bylaws or the adoption of new Bylaws:

(e)                                  The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)                                    A distribution to the shareholders of the Corporation except at a rate or in a periodic amount or within a price range determined by the Board;

(g)                                 The appointment of other committees of the Board or the members thereof.

Section 2.11                                Corporate Loans and Guarantees to Directors, Officers and Employees. Except as expressly permitted by law, the Corporation shall not make any loan of money or property to or guarantee the obligation of:

(a)                                  Any director or officer of the Corporation or of its parent or any subsidiary; or

(b)                                 Any person upon the security of shares of the Corporation or of its parent, unless the loan or guaranty is otherwise adequately secured, except by the vote of the holders of a majority of the shares of all classes, regardless of limitations or restrictions on voting rights, other than shares held by the benefited director, officer or shareholder.

ARTICLE III. OFFICERS

Section 3.1                                      Required Officers. The corporation must have a President, Secretary, and a Treasurer. The board of directors may, if it so desires, choose from its members, a Chairman of the Board and a Vice-Chairman of the Board. The corporation may also have one or more Vice-Presidents, Assistant Secretaries, and Assistant Treasurers, and such other officers and agents as may be deemed necessary by the Board. Officers shall be chosen by the Board or chosen in the manner determined by the Board.

Section 3.2                                      Qualifications. All officers must be natural persons and any natural person may hold two or more offices.

Section 3.3                                      Election, Term of Office and Vacancies. Unless otherwise provided in the Board resolution choosing the officer, each officer shall hold office until his or her successor shall have been chosen and qualified or until his or her earlier resignation or removal. Any vacancy in any office may be filled by the Board or in the manner determined by the Board.

Section 3.4                                 Removal and Resignation. Any officer may be removed, either with or without cause, by the Board at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power shall be given, without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.5                                 Chairman of the Board. The Chairman of the Board, if there shall be such an office, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

Section 3.6                                 President. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President is the Chief Executive Officer and general manager of the Corporation and has, subject to the control of the Board, general supervision, direction and control of the business and officers of the Corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

Section 3.7                                 Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

Section 3.8                                 Secretary. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shareholders present or represented at shareholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of these Bylaws of the Corporation at the principal executive office or business office of the Corporation.

The Secretary shall keep, or cause to be kept, at the principal executive office, or at the office of the Corporation’s transfer agent or registrar, if one be appointed, a share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 3.9                                 Treasurer. The Treasurer is the chief financial officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation and shall send or cause to be sent to shareholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation and shall have such other powers and perform such other duties as may be prescribed by the Board.

ARTICLE IV. OTHER PROVISIONS

Section 4.1                                 Inspection of Corporate Records.

(a)                                  A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the Corporation or who hold at least one percent of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the Corporation shall have an absolute right to do either or both of the following:

(1)                                  Inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the Corporation; or

(2)                                  Obtain from the transfer agent for the Corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The Corporation shall have the responsibility to cause its transfer agent to comply with this Section.

(b) The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate.

(c) The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as a holder of such voting trust certificate. The right of inspection created by this Section shall extend to the records of each subsidiary of the Corporation subject to this Section.

(d) Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make abstracts.

Section 4.2                                 Inspection of Bylaws. The Corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date which shall be open to inspection by shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of Nevada and the Corporation has no principal business office in such state, it shall upon the written request of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

Section 4.3                                 Endorsement of Documents; Contracts. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between this Corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President, and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of this Corporation shall be valid and binding on this Corporation in the absence of actual knowledge on the part of the other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 4.4                                 Certificates of Stock. Every holder of shares of the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or Vice Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

When the Articles are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the Board, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board may order any holders of outstanding certificates of shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board.

The order may provide that a holder of any certificates so ordered to be surrendered is not entitled to vote or to receive dividends or exercise any of the other rights of shareholders until the holder has complied with the order, but such order operates to suspend such rights only after notice and until compliance. The duty of surrender of any outstanding certificates may also be enforced by civil action.

Section 4.5                                 Representation of Shares of Other Corporations. The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 4.6                                 Stock Purchase Plans. Subject to all applicable law, the Corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the Corporation or of a subsidiary or parent thereof or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, or otherwise.

Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

Section 4.7                                 Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the Nevada Corporations Code shall govern the construction of these Bylaws.

ARTICLE V. INDEMNIFICATION

Section 5.1                                 Definitions. For the purposes of this Article, “agent” means any person who is or was a director, officer, employee, or other agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of the predecessor corporation; “proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification under Section 5.4 or Section 5.5(c) of this Article.

Section 5.2                                 Indemnification in Actions by Third Parties. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 5.3                                 Indemnification in Actions by or in the Right of the Corporation. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 5.3:

(a)                                  In respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the Corporation in the performance of that person’s duty to the Corporation, unless and only to the extent the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

(b)                                 Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

(c)                                  Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Section 5.4                                 Indemnification Against Expenses. To the extent that an agent of the Corporation has been successful on the merits in defense of any proceedings referred to in Sections 5.2 or 5.3 of this Article or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5.5                                 Required Determinations. Except as provided in Section 5.4 of this Article, any indemnification under this Article V shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 5.2 or 5.3 hereof by:

(a)                                  A majority vote of a quorum consisting of directors who are not parties of such proceeding;

(b)                                 Approval of the shareholders with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(c)                                  The court in which the proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney, or other person is opposed by the Corporation.

Section 5.6                                 Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article V.

Section 5.7                                 Other Indemnification. The indemnification authorized by this Article shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the Corporation and its shareholders while acting in the capacity of a director or officer of the Corporation to the extent the additional rights to indemnification are authorized under Nevada law. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the Corporation but not involving breach of duty to the Corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise to the extent the additional rights to indemnification are authorized in the articles of the Corporation. An article provision eliminating director and officer liability “to the fullest extent permissible under Nevada law” or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the Corporation and its shareholders. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

Section 5.8                                 Forms of Indemnification Not Permitted. No indemnification or advance shall be made under this Article V, except as provided in Section 5.4 or Section 5.5(c), in circumstances where it appears:

(a)                                  That it would be inconsistent with a provision of the Articles, Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)                                 That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 5.9                                 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the Corporation would have the power to indemnify the agent against that liability under the provisions of this Article V.

Section 5.10                           Nonapplicability to Fiduciaries of Employee Benefit Plans. This Article V does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though the person may also be an agent of the Corporation as defined in Section 5.1, except to purchase or maintain insurance under Section 5.9 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law.

Section 5.11                           Amendment to General Corporation Law. The Corporation may also indemnify its directors, officers, employees, and agents under other or additional circumstances and in other or additional amounts in accordance with amendments to Nevada law as enacted from time to time.

ARTICLE VI. EMERGENCY PROVISIONS

Section 6.1                                 General. The provisions of this Article VI shall be operative only during a national emergency declared by the President of the United States or the person performing the President’s functions, or in the event of a nuclear, atomic or other attack on the United States or a disaster making it impossible or impracticable for the Corporation to conduct its business without recourse to the provisions of this Article VII. Said provisions in such event shall override all other Bylaws of this Corporation in conflict with any provisions of this Article and shall remain operative so long as it remains impossible or impracticable to continue the business of the Corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article VI.

Section 6.2                                 Unavailable Directors. All directors of the Corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

Section 6.3                                 Authorized Number of Directors. The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 7.2, or the minimum number required by law, whichever number is greater.

Section 6.4                                 Quorum. The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in the foregoing section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a corporation to specify.

Section 6.5                                 Creation of Emergency Committee. In the event that there are no directors remaining after eliminating those who have ceased to be directors pursuant to Section 6.2, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the Corporation pursuant to such powers and authorities and shall have all such other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 6.6                                 Constitution of Emergency Committee. The emergency committee shall consist of the three most senior officers of the Corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the Corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining officers or employees of the Corporation available, the emergency committee shall consist of three persons designated in writing by the shareholder owning the largest number of certificates of record as of the date of the last record date.

Section 6.7                                 Powers of Emergency Committee. The emergency committee, once appointed, shall govern its own members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article VI.

Section 6.8                                 Election of Board of Directors. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and upon such election all the powers and authorities of the emergency committee shall cease.

Section 6.9                                 Termination of Emergency Committee. In the event, after the appointment of an emergency committee, a person who ceased to be a director pursuant to Section 6.2 becomes available to serve as director, then that persons shall automatically be deemed to be reappointed as a director and the powers and authorities of the emergency committee shall be at an end.

ARTICLE VII. AMENDMENTS

The power to amend, alter, and repeal these Bylaws and to make new Bylaws shall be vested in the Board subject to the Bylaws, if any, adopted by the shareholders.

CERTIFICATE OF ADOPTION OF BYLAWS

I, Cynthia S. Smith, hereby certify under penalty of perjury under the laws of the State of Nevada that I am the duly elected and acting Secretary of CAMPING WORLD INSURANCE SERVICES OF NEVADA, INC., a Nevada corporation, and that the foregoing Bylaws, comprising seventeen (17) pages, constitute the Bylaws of said company as duly adopted and ratified by the Sole Director of said company on October 27, 1999.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 27th day of October, 1999.

/s/ Cynthia S. Smith
Cynthia S. Smith,
Secretary

(SEAL)